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                                                             EXHIBIT 23.2
Arthur Andersen
London
England



         As independent public accountants, we hereby consent to the incorporation by reference into this registration statement of our report dated May 10, 2000, contained in WPP Group plc's Form 20-F for the year ended December 31, 1999, and all references to our Firm included in this registration statement.



                                            /s/ Arthur Andersen
                                            -----------------------------
                                            Arthur Andersen

London, England
August 11, 2000